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                                                                  EXHIBIT 2.2(b)







                                GLOBAL AGREEMENT

                                  BY AND AMONG

                            NATIONAL TECHTEAM, INC.,

                               GE TECHTEAM, L.P.,

                           SUPPORT CENTRAL, L.L.C. AND

                          GE WARRANTY MANAGEMENT, INC.






                              AS OF AUGUST 22, 2000




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      This Global Agreement is dated as of August 22, 2000, by and among
National TechTeam, Inc., a Delaware Corporation, GE Warranty Management, Inc., a Illinois corporation, Support Central, L.L.C., a Kentucky limited liability company, and GE TechTeam, L.P., a Delaware limited partnership (collectively referred to as "the Parties").

WHEREAS, on or about October 1997, National TechTeam, Inc. and GE Warranty Management, Inc. commenced a joint venture relationship to conduct call center services;

WHEREAS, National TechTeam, Inc. and GE Warranty Management, Inc. recognize that the relationship is not meeting either party's expectations, and it is time to restructure the relationship, especially considering GE's broader efforts to sell a majority interest in its retail service contract sales operation;

WHEREAS, the business of the joint venture is conducted through a limited partnership, GE TechTeam, L.P., (the "L.P.", formerly known as Support Central, L.P.), with the general partner of the L.P. being Support Central, L.L.C. (the "L.L.C.");

WHEREAS, National TechTeam, Inc. ("Seller") owns a 47% stake in the L.P. ("Seller's Partnership Interest"), and a 49% stake in the L.L.C. ("Seller's Membership Interest");

WHEREAS, Seller wishes to sell its Seller's Partnership Interest in the L.P. and its Seller's Membership Interest in the L.L.C. to GE Warranty Management, Inc.["Purchaser"], and Purchaser wishes to purchase Seller's Partnership Interest and Seller's Membership Interest;

WHEREAS, Purchaser has been involved in and is familiar with the business of the L.P. and L.L.C.; and

WHEREAS, the management team of the L.L.C. is employed by General Electric Company ("GE"), including the Managing Director and certain of the other sales, general and administrative management positions, such as CFO and Controller. Accordingly, GE has access to and control of the information necessary to conduct due diligence and assess this transaction;

Wherefore, the parties agree as follows:

                                    ARTICLE 1
                        EQUITY INTEREST TO BE TRANSFERRED

1.1 Upon the terms and subject to the conditions of this Agreement, at the closing (the "Closing"), Seller shall convey and transfer to Purchaser its 49% Seller's Membership Interest in the L.L.C.

1.2 On the closing date (the "Closing Date") the Seller shall convey and transfer its 47% Seller's Partnership Interest in the L.P. to Purchaser.


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1.3   In consideration for the transfer of Seller's Partnership Interest and
Seller's Membership Interest, Purchaser shall on the Closing Date transfer the total purchase price of One Million Three Hundred Eight Thousand Dollars ($1,308,000.00) (the "Equity Purchase Price") by wire transfer of immediately available U.S. federal funds to an account designated by Seller.

1.4 The Parties agree that, after the Closing Date, they will cooperate with each other by executing and delivering to one another such additional instruments or documents, and take such further action as a party may reasonably requests, and as may be necessary to effectuate the terms of this Agreement.

                                    ARTICLE 2
                           SALE AND PURCHASE OF ASSETS

2.1 Upon the terms and subject to the conditions of this Agreement, at the Closing, Seller shall sell, transfer, convey, assign and deliver (or cause to be sold, transferred, conveyed, assigned and delivered) to the L.P., and L.P. shall purchase, accept and acquire from Seller, all of the right, title and interest of Seller in and to the Purchased Assets. "Purchased Assets" shall mean the plant, property and equipment set forth on Schedule 2.1 attached hereto. Except as indicated on Schedule 2.1, the Purchased Assets will be sold free and clear of all mortgages, deeds of trust, liens, pledges, charges, security interests, contractual restrictions, claims or encumbrances of any kind or character (collectively, "Encumbrances").

2.2 In consideration for the Purchased Assets, the L.P. shall pay to Seller the purchase price of Four Hundred Forty Two Thousand Dollars ($442,000) (the "Asset Purchase Price") at the Closing by wire transfer of immediately available U.S. federal funds to an account designated by Seller.

2.3 At the Closing, Seller shall deliver to the L.P. a Bill of Sale and Assignment Agreement substantially in the form of Exhibit E attached hereto (the "Bill of Sale"), and such other instruments of assignment, conveyance and transfer, as shall be necessary to vest in the L.P. good and marketable title to the Purchased Assets free and clear of all Encumbrances except as otherwise disclosed on Schedule 2.1 in accordance herewith. Seller further agrees that, from and after the Closing, it will execute and deliver to the L.P. such additional instruments and documents and take such further action as the L.P. may reasonably request in order to more fully vest, evidence, record and/or perfect the L.P.'s title to, or interest in, the Purchased Assets.



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                                    ARTICLE 3
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to Seller as follows:

3.1   Access to Documents

Purchaser covenants and agrees that it has access to all pertinent records, documents and information of the L.P. and L.L.C. necessary to perform due diligence with respect to the L.P. and the L.L.C.

3.2   Organization and Good Standing

Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois with all requisite power and authority to carry on its business as now being conducted, and is duly qualified and in good standing in every jurisdiction in which the property it is purchasing is located, or the nature of the business conducted by it makes qualification necessary.

3.3   Authority; Enforceability

Purchaser has the full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by Purchaser, and no other proceedings on the part of Purchaser are necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Purchaser. This Agreement constitutes a valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights generally and to general principles of equity.

3.4   Guaranty of Lease Assignments

Purchaser guarantees that during the continuance of the term of Real Property Leases listed in Schedule 2.1, the obligations of which have been assumed by the L.P. under written agreement, the L.P. will pay the rents and perform the covenants, conditions and stipulations in said leases to be performed by the lessee and indemnify the Seller against all actions, claims, and demands whatsoever in respect of the said rents, covenants, conditions, and stipulations, or anything relating thereto. This obligation shall commence for each Lease Assignment as of its applicable effective date and does not apply for Seller's negligence or willful misconduct prior to those dates.


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                                    ARTICLE 4
                    REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Purchaser as follows:

4.1   Organization and Good Standing of Seller

Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with all requisite power and authority to lease its properties and to carry on its business as now being conducted, and is duly qualified and in good standing in every jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes qualification necessary.

4.2   Access to Documents

Seller covenants and agrees that it has access to all pertinent records, documents and information of the L.P. and L.L.C. necessary to perform due diligence with respect to the L.P. and the L.L.C.

4.3   Ownership of Seller's Partnership Interest

Seller is the record and beneficial owner of, and has good and valid title to the Seller's Partnership Interest free and clear of all mortgages, liens, pledges, security interests, encumbrances or other third party interests of any nature whatsoever. The outstanding Seller's Partnership Interest of the L.P. is legally and validly issued, fully paid and nonassessable. Seller has not granted, issued or entered into any subscriptions, options, warrants, rights or other agreements of any kind granting to any person any interest in or right to acquire at any time, or upon the happening of any stated event, all or any part of any of the Seller's Partnership Interest or any interests therein. As of the date of this Agreement and immediately prior to the transfer of the Seller's Partnership Interest hereunder, Seller is and shall be the sole legal and beneficial owner of the Seller's Partnership Interest and all associated capital accounts. Except as set forth on Schedule 4.3, there are no legal, administrative, arbitration or other proceedings, claims or actions of any nature pending against Seller or the L.P. as of the date hereof, and, to the knowledge of Seller, there has not been threatened any such proceeding, claim or action which seeks to prohibit, restrict or restrain the consummation of the transactions contemplated by this Agreement.

4.4   Ownership of Seller's Membership Interest

Seller is the record and beneficial owner of, and has good and valid title to the Seller's Membership Interest free and clear of all mortgages, liens, pledges, security interests, encumbrances or other third party interests of any nature whatsoever. The outstanding Seller's Membership Interest of the L.L.C. is legally and validly issued, fully paid and nonassessable. Seller has not granted, issued or entered into any subscriptions, options, warrants, rights or other agreements of any kind granting to any person any interest in or right to acquire at any time, or upon the happening of any stated event, all or any part of any of the Seller's Membership Interest or any interests therein. As of the date of this Agreement and immediately prior to the transfer of the Seller's Membership Interest hereunder, Seller is and shall be the sole legal and beneficial owner of the Seller's Membership Interest and all associated capital accounts. Except as set forth on Schedule 4.4, there are no legal, administrative, arbitration or other proceedings, claims or actions of any nature pending against Seller or the L.L.C. as of the date hereof, and, to the


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knowledge of Seller, there has not been threatened any such proceeding, claim or action which seeks to prohibit, restrict or restrain the consummation of the transactions contemplated by this Agreement.

4.5   Title to Purchased Assets

Seller has good and valid title to the Purchased Assets, free and clear of all Encumbrances.

4.6   Authority; Enforceability

Seller has the full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by Seller, and no other proceedings on the part of Seller are necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Seller. This Agreement constitutes a valid and binding obligation of Seller enforceable against Seller in accordance with its terms subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights generally and to general principles of equity.

4.7   As Is Sale

EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE 4, THE PURCHASED ASSETS ARE SOLD TO THE L.P. "AS IS, WHERE IS" AND SELLER DISCLAIMS ANY AND ALL WARRANTIES AND REPRESENTATIONS WITH REGARD TO THE PURCHASED ASSETS, THIS AGREEMENT OR THE RELATED DOCUMENTS (WHETHER EXPRESS OR IMPLIED), INCLUDING WITHOUT LIMITATION (a) ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND (b) ANY WARRANTY OF QUALITY, FUNCTIONALITY, OPERABILITY, USE OR PERFORMANCE OF THE PURCHASED ASSETS. UNDER NO CIRCUMSTANCES AND UNDER NO LEGAL THEORY SHALL SELLER BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES WHATSOEVER ARISING OUT OF OR RELATING TO THE PURCHASED ASSETS, THIS AGREEMENT OR THE RELATED DOCUMENTS.

                                    ARTICLE 5
                     REPRESENTATIONS AND WARRANTIES OF L.P.

5.1   Organization of the L.P.

The L.P. is a Limited Partnership duly organized, validly existing and in good standing under the laws of the State of Delaware with all requisite power and authority to lease its properties and to carry on its business as now being conducted, and is duly qualified and in good standing in every jurisdiction in which the property owned, leased or operated by it or the nature of the business


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conducted by it makes qualification necessary. The outstanding Partnership
Interest of L.P. are legally and validly issued, fully paid and nonassessable.

5.2   Access to Documents

L.P. covenants and agrees that it has access to all pertinent records, documents and information necessary to perform due diligence with respect to this Agreement.

5.3   Access to Purchased Assets.

L.P. has possession of the Purchased Assets, and thus, L.P. has had free and full access to the Purchased Assets, in order to make such investigations and inspections as it shall reasonably desire of the Purchased Assets.

5.4   Authority; Enforceability

L.P. has the full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by L.P., and no other proceedings on the part of L.P. are necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by L.P. This Agreement constitutes a valid and binding obligation of L.P. enforceable against L.P. in accordance with its terms subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights generally and to general principles of equity.

5.5 L.P. has not granted, issued or entered into any subscriptions, options, warrants, or right to acquire at any time, or upon the happening of any stated event, all or any part of any partnership interests therein.

5.6 L.P. agrees to delete TechTeam from its name within thirty (30) days of the Closing Date.

                                    ARTICLE 6
                    REPRESENTATIONS AND WARRANTIES OF L.L.C.

6.1   Organization of the L.L.C.

The L.L.C. is a Limited Liability Company duly organized, validly existing and in good standing under the laws of the Commonwealth of Kentucky with all requisite power and authority to lease its properties and to carry on its business as now being conducted, and is duly qualified and in good standing in every jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes qualification necessary.

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6.2   Access to Documents

L.L.C. covenants and agrees that it has access to all pertinent records, documents and information necessary to perform due diligence with respect to this Agreement.

6.3   Authority; Enforceability

L.L.C. has the full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by L.L.C., and no other proceedings on the part of L.L.C. are necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by L.L.C. This Agreement constitutes a valid and binding obligation of L.L.C. enforceable against L.L.C. in accordance with its terms subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights generally and to general principles of equity.

6.4 L.L.C. has not granted, issued or entered into any subscriptions, options, warrants, or right to acquire at any time, or upon the happening of any stated event, all or any part of any membership interests therein.

                                    ARTICLE 7
                            MUTUAL RELEASE OF CLAIMS

Effective on the Closing Date, except for (i) any amounts due under the agreements listed on Schedule 7 (and amendments thereto) and (ii) the obligations of the Parties under this Agreement and under the Exhibits to this Agreement, Seller, Purchaser, the L.L.C., and the L.P. on their own behalf and on behalf of their partners, shareholders, subsidiaries and affiliates, hereby mutually release, acquit, and forever discharge each other, together with each other's agents, employees, attorneys, insurers, parents, subsidiaries and affiliates, successors, heirs and assigns, of and from any and all claims, causes, debts, liabilities, obligations, charges, security interests in real or personal property, or causes of action of any kind or nature, known or unknown, suspected or unsuspected, contingent or liquidated, at law or in equity (including, by way of example but not limitation, any subsequent tax liability, any charges after the Closing Date for a time period before the Closing Date, including any party's modification of financial statements or pending bills, any claims in connection with subsequent transactions relating to GE's efforts to sell its retail service contract sales operation or any claim to any recovery from Gateway) arising or accruing from facts or circumstances in existence as on or before the date of this Agreement.


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                                    ARTICLE 8
                CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER

Each and every obligation of Purchaser to be performed on the Closing Date shall be subject to the prior satisfaction of the following conditions:

8.1   Truth of Representations and Warranties

The representations and warranties made by Seller in this Agreement or given on its behalf, shall be true in all material respects on and as of the Closing Date (except for representations and warranties made with respect to a specific date other than the Closing Date which shall be true in all material respects on and as of such date) with the same effect as though the representations and warranties had been made or given on and as of the Closing Date.

8.2   Accuracy of All Statements Made by Seller

No statement, certificate, schedule or exhibit furnished or to be furnished by or on behalf of Seller pursuant to this Agreement, contains or shall contain any untrue statement of material fact or omits or shall omit a material fact necessary to make the statement contained not misleading.

8.3   Compliance With Covenants

Seller shall have performed and complied with all its obligations under this Agreement which are to be performed or complied with by it prior to or on the Closing Date.

8.4   Conveyance of Seller's Membership Interest

Purchaser shall have received from the Seller a duly executed Conveyance of Seller's Membership Interest to Purchaser, in the form of Exhibit A, attached hereto.

8.5   Conveyance of Seller's Partnership Interest

Purchaser shall have received from the Seller a duly executed Conveyance of Seller's Partnership Interest to Purchaser, in the form of Exhibit B, attached hereto.

8.6   Assignment of Software Licenses to the L.P.

Seller shall take all actions necessary, other than payment of substantial amounts of money, to assign or cause the assignment of software and licenses set forth on Schedule 2.1 to the L.P.

8.7   Amendment to Technical Staffing Services Agreement

Purchaser shall have received from the Seller a duly executed Amendment to Technical Staffing Agreement, dated October 1, 1997, between the L.P. and Seller in the form of Exhibit C, attached hereto.

8.8   Amendment to License Agreement

Purchaser shall have received from Seller an executed Amendment to License Agreement, dated December 9, 1997, between the L.P. and Seller in the form of Exhibit D, attached hereto.


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                                    ARTICLE 9
                   CONDITIONS PRECEDENT TO OBLIGATIONS OF L.P.

Each and every obligation of L.P. to be performed on the Closing Date shall be subject to the prior satisfaction of the following conditions:

9.1   Truth of Representations and Warranties

The representations and warranties made by Seller in this Agreement or given on its behalf, shall be true in all material respects on and as of the Closing Date (except for representations and warranties made with respect to a specific date other than the Closing Date which shall be true in all material respects on and as of such date) with the same effect as though the representations and warranties had been made or given on and as of the Closing Date.

9.2   Accuracy of All Statements Made by Seller

No statement, certificate, schedule or exhibit furnished or to be furnished by or on behalf of Seller pursuant to this Agreement, contains or shall contain any untrue statement of material fact or omits or shall omit a material fact necessary to make the statement contained not misleading.

9.3   Compliance With Covenants

Seller shall have performed and complied with all its obligations under this Agreement which are to be performed or complied with by it prior to or on the Closing Date.

9.4   Assignment of Software Licenses to the L.P.

Seller shall take all actions necessary, other than payment of substantial amounts of money, to assign or cause the assignment of software and licenses set forth on Schedule 2.1 to the L.P.

9.5   Amendment to Technical Staffing Services Agreement

L.P. shall have received from the Seller a duly executed Amendment to Technical Staffing Agreement, dated October 1, 1997, between the L.P. and Seller in the form of Exhibit C, attached hereto.

9.6   Amendment to License Agreement

L.P. shall have received from Seller a executed Amendment to the Technology and Software License Agreement, dated December 9, 1997, between the L.P. and Seller in the form of Exhibit D, attached hereto.




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9.7   Bill of Sale

L.P. shall have received from Seller a duly executed Bill of Sale and all necessary deeds, assignments, documents and instruments to effect the transfers, conveyances, and assignments to the L.P of Purchased Assets, in the form of Exhibit E, attached hereto.

                                   ARTICLE 10
                  CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS

Each and every obligation of Seller to be performed on the Closing Date shall be subject to the prior satisfaction of the following conditions:

10.1  Truth of Representations and Warranties

Purchaser's representations and warranties contained in this agreement shall be true in all material respects on and as of the Closing Date (except for representations and warranties made with respect to a specific date other than the Closing Date which shall be true in all material respects on and as of such date) with the same effect as though the representations and warranties were made or given on and as of the Closing Date.

10.2  Accuracy of All Statements Made by Purchaser

No statement, certificate, schedule or exhibit furnished or to be furnished by or on behalf of Purchaser pursuant to this agreement, contains or shall contain any untrue statement of material fact or omits or shall omit a material fact necessary to make the statement contained not misleading.

10.3  Purchaser's Compliance With Covenants

Purchaser shall have performed and complied with its obligations under this Agreement which are to be performed or complied with by it prior to or on the Closing Date.

10.4  Payment of Equity Purchase Price

Purchaser shall have tendered payment of the Equity Purchase Price for the Seller's Partnership Interest and the Seller's Membership Interest set forth in Paragraph 1.3 of this Agreement.

10.5  Payment by L.P. for Purchased Assets.

The L.P. shall have tendered payment of the Asset Purchase Price for the purchased assets set forth in Paragraph 2.2 of this Agreement.



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10.6  Amendment to Technical Staffing Services Agreement

L.P. shall have delivered to Seller a copy of the Amendment to the Technical Staffing Services Agreement, dated October 1, 1997, between National TechTeam, Inc. and the L.P., in the form of Exhibit C attached hereto, executed by a duly authorized representative of the L.P.

10.7  Amendment to License Agreement.

L.P. shall have delivered to Seller an executed Amendment to the Technology and Software License Agreement, dated December 9, 1997, between the L.P. and Seller in the form of Exhibit D, attached hereto.


                                   ARTICLE 11
                   COSTS; TRANSFER TAXES; PRORATION OF CHARGES

11.1  Costs

Each party shall bear its own costs related to the negotiation and closing of this transaction.

11.2  Certain Taxes and Fees

All sales, transfer, documentary, stamp, recording and other similar taxes and/or fees and taxes which may be due or payable in connection with the sale of the Purchased Assets pursuant hereto shall be paid by the party responsible under applicable law.

11.3  Proration of Certain Charges

The following taxes, charges and payments ("Charges") shall be prorated on a per diem basis and apportioned between Seller and the L.P. as of the Closing Date: personal property, use, intangible taxes, license fees, and general assessments imposed with respect to the Purchased Assets. Seller shall be liable for that portion of the Charges relating to, or arising in respect of, periods on or prior to the date of the Closing and the L.P. shall be liable for that portion of the Charges relating to, or arising in respect of, any period after the date of the Closing.

                                   ARTICLE 12
           SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

12.1  Survival of Representations and Warranties

Subject to the further provisions of this Section 12.1, the respective representations and warranties and related indemnity obligations of Seller and Purchaser contained in this Agreement or in any related document or on any other certificate or other writing delivered in connection herewith or therewith, except for Agreements listed on Schedule 7, at or before the Closing shall survive (for a period of one (1) year after the Closing); provided, however, that the


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representations and warranties contained in Paragraphs 4.3, 4.4 and 4.5 shall survive the Closing indefinitely. Except the Agreements listed on Schedule 7, the respective covenants and other agreements of the Seller and the Purchaser contained in this Agreement or in any related document shall survive the Closing until they are performed in full or otherwise terminated or expired by their term. For convenience of reference, the date upon which any representation or warranty contained herein shall terminate is referred to as the "Survival Date."
12.2 Agreement to Indemnify by Seller.

Subject to the terms and conditions of Sections 12.4 and 12.5 hereof, from and after the Closing Date, the Seller agrees to indemnify and save Purchaser, its affiliates, shareholders, officers, directors, employees, successors and assigns (each, a "Purchaser Indemnitee") harmless from and against, for and in respect of, any and all demands, judgments, injuries, penalties, fines, damages, losses, obligations, liabilities, claims, actions or causes of action, encumbrances, costs and expenses (including, without limitation, reasonable attorneys' fees, consultants' fees and expert witness fees) suffered, sustained, incurred or required to be paid by any Purchaser Indemnitee (collectively, "Purchaser's Damages") arising out of, based upon, in connection with or as a result of:

              (a) the untruth, inaccuracy or breach of any representation and warranty of Seller contained in or made pursuant to this Agreement, including in any Schedule or certificate delivered hereunder or in connection herewith;

              (b) the breach or nonfulfillment of any covenant of Seller contained in this Agreement.

12.3  Agreement to Indemnify by the Purchasers

Subject to the terms and conditions of Sections 12.4 and 12.5 hereof, from and after the Closing Date, Purchaser hereby agrees to indemnify and save Seller, its affiliates, shareholders, officers, directors, employees, successors and assigns (each, a "Seller Indemnitee") harmless from and against, for and in respect of, any and all demands, judgments, injuries, penalties, damages, losses, obligations, liabilities, claims, actions or causes of action, encumbrances, costs and expenses (including, without limitation, reasonable attorneys' fees and expert witness fees) suffered, sustained, incurred or required to be paid by any Seller Indemnitee arising out of, based upon, in connection with or as a result of:

              (a) the untruth, inaccuracy or breach of any representation and warranty of Purchaser contained in or made pursuant to this Agreement, including in any Schedule or certificate delivered hereunder or in connection herewith;

              (b) the breach or nonfulfillment of any covenant of Purchaser contained in this Agreement.




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12.4  Claims for Indemnification; Limitations

No claim for indemnification with respect to a breach of a representation and warranty shall be made under this Agreement after the Survival Date unless prior to the Survival Date Purchaser Indemnitee or Seller Indemnitee, as the case may be, shall have given Seller or Purchaser, as the case may be, written notice of such claim for indemnification. Neither the aggregate liability of Purchaser (other than claims involving fraud or intentional misrepresentation), on the one hand, nor the aggregate liability of Seller for all such claims under Section
9.2 (other than claims involving fraud or intentional misrepresentations), on the other hand, shall exceed the Equity Purchase Price.

12.5  Claims

              (a) Any claim for indemnity under Section 12.2 or 12.3 shall be made by written notice from the party seeking to be indemnified (the "Indemnitee") to the party from which indemnification is sought (the "Indemnifying Party") specifying in reasonable detail the basis of the claim.

              (b)   When an Indemnitee seeking indemnification under Section
12.2 or 12.3 receives notice of any claims made by third parties ("Third Party Claims") which are to be the basis for a claim for indemnification hereunder, the Indemnitee shall give written notice within a reasonable period thereof to the Indemnifying Party reasonably indicating the nature of such claims and the basis thereof. Upon notice from the Indemnitee, the Indemnifying Party may, but shall not be required to, assume the defense of any such Third Party Claim, including its compromise or settlement, and the Indemnifying Party shall pay all reasonable costs and expenses thereof and shall be fully responsible for the outcome thereof, provided, however, that (i) the Indemnifying Party shall not settle any such claim without the Indemnitee's prior written consent (which consent shall not be unreasonably withheld) unless the only remedy for such claim is monetary damages which are paid in full by the Indemnifying Party, and
(ii) the Indemnifying Party shall not, without the written consent of the Indemnitee, settle or compromise any claim which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to Indemnitee, a release from all liability in respect to such claim. In connection with any claim involving any remedy other than monetary damages, the Indemnitee shall have the right to be kept informed and be consulted in connection with the resolution of such claim. The Indemnifying Party shall give notice to the Indemnitee as to its intention to assume the defense of any such Third Party Claim within twenty (20) days after the date of receipt of the Indemnitee's notice in respect of such Third Party Claim. If an Indemnifying Party does not give notice to the Indemnitee of its assumption of the defense of the Third Party Claim within twenty (20) days after the Indemnitee's notice is given, the Indemnifying Party shall be deemed to have waived its rights to control the defense thereof. If the Indemnitee assumes the defense of any Third Party Claim because of the failure of the Indemnifying Party to do so in accordance with this Section 12.5, the Indemnifying Party shall pay all reasonable costs and expenses of such defense and shall be fully responsible for the outcome thereof. The

Indemnifying Party shall have no liability with respect to any compromise or settlement thereof effected without its prior written consent, which consent shall not be unreasonably withheld.

              (c) Both the Indemnitee and the Indemnifying Party shall cooperate fully with one another in connection with the defense, compromise or settlement of any such claim, proceeding or action, including, without limitation, by making available to the other all pertinent information and witnesses within its control.


                                   ARTICLE 13
                       NONCOMPETITION AND CONFIDENTIALITY

13.1  Noncompetition.

              (a) Seller shall not, without the prior written consent of Purchaser, which shall not be unreasonably withheld, at any time during the term of the Technical Staffing Agreement dated October 1, 1997, between Support Central, L.P. and Seller, as amended, and for one (1) year thereafter, directly or indirectly, individually, in a partnership or joint venture, or through a corporation as proprietor, employee, stockholder or consultant, or through any other business entity or by any other means, engage in the business of operating a call center for a warranty, extended warranty and/or service contract administration program as related to point of sale or aftermarket warranties, extended warranties or service contracts sold to consumers for personal computers and related devices. Seller shall not, without the prior written consent of Purchaser, which shall not be unreasonably withheld, at any time during the term of the Technical Staffing Agreement dated October 1, 1997, between Support Central, L.P. and Seller, as amended, directly or indirectly, individually, in a partnership or joint venture, or through a corporation as proprietor, employee, stockholder or consultant, or through any other business entity or by any other means, engage in the business of operating a call center for a warranty, extended warranty and/or service contract administration program as related to point of sale or aftermarket warranties, extended warranties or service contracts sold to consumers for major appliances and consumer electronics.

              (b) Seller shall not, without the prior written consent of Purchaser, which shall not be unreasonably withheld, at any time during the term of Technical Staffing Agreement (the "Technical Staffing Agreement") dated October 1, 1997 between Seller and Support Central, L.P., as amended, and for one (1) year thereafter, enter into agreement with or solicit the employment of any present or former Technical Staffing Personnel, as that term is defined in the Technical Staffing Agreement, for the purpose of causing them to (i) cease to be a member of the Technical Staffing Personnel, (ii) reveal or utilize Confidential Information in such a manner so as to constitute a violation of this Article 13, or (iii) compete with the Purchaser in such a manner so as to constitute a violation of this Article 13.

              (c) Seller shall not, without the prior written consent of Purchaser, which shall not be unreasonably withheld, at any time during the term of the Technology & Software License Agreement dated December 9, 1997 between Support Central, L.P. and Seller, as amended, and for one (1) year thereafter, transfer or make available Confidential Information or any technology or any software covered by or developed pursuant to the Technology & Software License Agreement to any person engaged in the business described in Section 13.1(a).

13.2  Confidentiality.

              (a) If a party discloses to any other party, information which the disclosing party deems to be confidential proprietary information, the disclosing party shall, if such information is written, mark such information with the legend "CONFIDENTIAL PROPRIETARY INFORMATION" or with another legend conveying the same meaning or, if such information is oral, notify the receiving party at the time of disclosure that it is confidential proprietary information and, within thirty (30) days thereafter, transmit such information to the receiving party (previously provided in oral form) in written form, marked as indicated above.

              (b) Written information disclosed by a party to any other party not marked as indicated in Section 13.2(a) and oral information disclosed by a party to any other party not designated as confidential proprietary information upon disclosure and reduced to writing and marked as indicated in Section 13.2(a) shall be considered to have been disclosed without restriction. Written information disclosed by a party to any other party marked as indicated in
Section 13.2(a) and oral information disclosed by a party to any other party designated as confidential proprietary information upon disclosure and reduced to writing and marked as indicated in Section 13.2(a), and all written or graphic notes, analyses, studies and drawings or other documents or graphic depictions prepared by the receiving party's employees or representatives that disclose such information referred to in this sentence (collectively, "Confidential Information") shall be subject to the following Section 13.2 (c),
(d) and (e).

              (c) The party receiving Confidential Information shall use reasonable efforts, like those used to safeguard its own confidential proprietary information of similar type:

                    (i) to not disclose Confidential Information of the disclosing party to persons or entities other than the receiving party's employees or representatives involved with the performance of this Agreement or the agreements contemplated thereby; and

                    (ii) to not use Confidential Information of the disclosing party for any purpose other than performing under this Agreement or the agreements contemplated thereby.

              (d) The restrictions in Section 13.2(c) above shall not apply to any information of a disclosing party which:

                    (i) the receiving party possessed without such restrictions prior to receipt from the disclosing party;

                    (ii) is disclosed to the receiving party by a source other than the disclosing party, which source is not under a confidentiality obligation to the disclosing party;

                    (iii) is now or becomes publicly known (such as, but not limited to, information disclosed in patents or publications) through no violation of this Agreement;

                    (iv) is independently developed by the receiving party after the date of this Agreement without use of Confidential Information of the disclosing party, by persons who have not had access to Confidential Information;

                    (v) is disclosed or used with the prior written consent of the disclosing party;

                    (vi) the receiving party reasonably believes (based upon legal opinion) is required to be disclosed to comply with applicable law, rule or regulation or court order or other compulsory process of a court or other governmental body; or

                    (vii)  is disclosed or used after that date which falls five
      (5) years after the receipt of the Confidential Information.

If Section 13.2(d)(vi) is applicable, the receiving party shall notify the disclosing party, in writing, of its intention to disclose, allowing a reasonable period prior to such intended disclosure, where the receiving party reasonably believes that such notice can be so provided without violation of applicable law, rule or regulation or court order or other compulsory process of a court or other governmental body, so that the disclosing party may take such action as it deems appropriate to protect its Confidential Information.

              (e) Upon Closing, the receiving party shall, upon receipt of the disclosing party's written request, at the receiving party's option, either destroy or return to the disclosing party all of the disclosing party's Confidential Information (and all copies thereof), provided, however, that one copy may be maintained by the receiving party's legal counsel (but such copy shall continue to be subject to the provisions of this Agreement). If the receiving party elects to destroy the disclosing party's Confidential Information (subject to the proviso at the end of the preceding sentence), the receiving party shall certify such destruction in writing to the disclosing party.

                                   ARTICLE 14
                               DISPUTE RESOLUTION

14.1  Alternative Dispute Resolution

Any dispute arising out of or relating to this Agreement shall be resolved in accordance with the procedures specified in this Article 14, which shall be the sole and exclusive procedures for the resolution of any such disputes, and shall be a condition precedent to any right to institute a proceeding at law or in equity concerning such matter.

14.2  Mandatory Negotiation

The parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiation between senior executives who have authority to settle the controversy and who are at a higher level of management than the persons with direct responsibility for administration of this Agreement. Any party may give the other party or parties written notice of any dispute not resolved in the normal course of business. Within fifteen (15) days after delivery of the notice, the receiving party shall submit to the others a written response. The notice and the response shall include: (a) a statement of each party's position and a summary of arguments supporting that position, and (b) the name and title of the executive who will represent that party and of any other person who will accompany the executive. Within thirty
(30) days after delivery of the disputing party's notice, the executives of all involved parties shall meet at a location as mutually agreed by the parties, at a mutually convenient time, and thereafter as often as they reasonably deem necessary, to attempt to resolve the dispute. All reasonable requests for information made by one party to the others will be honored.

14.3  Confidentiality

All negotiations, discussions, and communications made or conducted pursuant to the procedures set forth in Section 14.2 are confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and any other applicable rules of evidence.

14.4  Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, excluding any conflicts of laws provisions.

                                   ARTICLE 15
                                  MISCELLANEOUS

15.1  Notices.

All notices, requests, communications, invoices and payments required or permitted to be given under this Agreement shall be made in writing and shall be deemed duly given: (i) on the day when it is delivered personally or sent via telefax (with a copy of the telefax mailed that day), (ii) on the next day after being deposited with an overnight, expedited carrier, postage prepaid, requiring a signed acknowledgment of receipt, or (iii) five (5) days after it is sent registered or certified mail, return receipt requested, to the other party at the following addresses and numbers:


      If to Purchasers:                  If to Seller:

      President & CEO                    Chief Financial Officer
      GEA                                National TechTeam, Inc.
                                         835 Mason Avenue
                                         Dearborn, MI  48124

                                         With copies to:
      With a copy to                     V.P. Operations
      VP&GC                              National TechTeam, Inc.
                                         27345 West Eleven Mile Road
                                         Southfield, Michigan    48034

                                         General Counsel
                                         National TechTeam, Inc.
                                         835 Mason Avenue
                                         Dearborn, MI  48124



Either party may change the address to which any communication, report or payment is to be directed to it by giving written notice to the other in the manner provided in this Section.

15.2  Assignment

This Agreement may not be assigned by any party hereto without the prior written consent of the other parties.

15.3  Severability

The parties agree that if a competent authority shall rule any provision or provisions of this Agreement invalid, unlawful or unenforceable in whole or in part for any reason whatsoever, this Agreement shall remain binding between the parties and in full force and effect except for such invalidated provision or part thereof. Upon any such determination that a provision of this Agreement is invalid, unlawful or enforceable in whole or in part, the competent authority making such determination shall have the power to modify such invalidated provision so as to effect the original intent of the parties as closely as possible in an appropriate manner.

15.4  Entire Agreement; Amendment

This Agreement and the documents described herein and therein or attached or delivered pursuant hereto or thereto set forth the entire agreement between the parties hereto with respect to the transactions contemplated by this Agreement. This Agreement has been entered into after full investigation and due diligence review and no party has relied on any statement that is not set forth in this Agreement and the attachments attached or delivered pursuant hereto. All parties disclaim any responsibility for, and any reliance on, the accuracy of any financial information which is not the subject of an express representation, warranty or covenant. Any provision of this Agreement may be amended or modified in whole or in part at any time by an agreement in writing among the parties hereto executed in the same manner as the agreement to be amended. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

15.5  Public Announcements

Subject to each party's disclosure obligations imposed by law and any stock exchange, the Seller and Purchaser agree not to disseminate any news release and or make any other public disclosure with respect to the transactions contemplated by this Agreement without the prior approval of the other.

15.6  Counterparts

This Agreement may be executed in counterparts, each of which shall be an original, but all of which shall constitute but one agreement.

15.7  Headings

The section headings contained in this Agreement are for convenience and reference only and shall not in any way affect the meaning or interpretation of this Agreement.

15.8  Waiver

The failure of any party at any time or times to require performance of any provision of this Agreement shall in no manner affect such party's right at a later time to enforce the same. No waiver by any party of any breach of any provision of this Agreement in any one or more instances shall be deemed to be or construed as a further or continuing waiver of such breach, or a waiver of any breach of any other provisions.

15.9  Remedies.

The rights and remedies of the parties provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.


NATIONAL TECHTEAM, INC.

By:
   ----------------------------------------------
      M. Anthony Tam
Its: Vice President, Chief Financial Officer
Date: August 22, 2000


GE WARRANTY MANAGEMENT, INC.

By:
   ----------------------------------------------
       George Terry Hawkins
Its:     Secretary and Risk Manager
    --------------------------------
Date:  August 22, 2000


                       [Signatures Continued on Next Page]

GE TECHTEAM, L.P.



By:
   ----------------------------------------------
      Christopher Smith
Its:     Managing Director
    --------------------------------
Date:  August 22, 2000


SUPPORT CENTRAL, L.L.C.



By:
   ----------------------------------------------
         Christopher Smith
Its:     Managing Director
    --------------------------------
Date: August 22, 2000

                                  SCHEDULE 2.1
                   PART 1: GETT PROPERTY, PLANT AND EQUIPMENT



List attached. The attached list was prepared by Seller and is intended to describe plant, property and equipment GETT acquired from Seller. The L.P. makes no representation regarding the accuracy or completeness of this schedule.

                                  SCHEDULE 2.1
                PART 2: GETT LICENSES, LEASES AND OTHER CONTRACTS

---------------------------------------------------------------------------------------------------------------------
                                               GETT Software Licenses
---------------------------------------------------------------------------------------------------------------------
                 Software                   Current Owner                                         Assignable
---------------------------------------------------------------------------------------------------------------------
Aspect Series 5                             GE Capital - Transfer to GETT on 8/20/00                 Yes
---------------------------------------------------------------------------------------------------------------------
Aspect RTA                                  GE Capital - Transfer to GETT on 8/20/00                 Yes
---------------------------------------------------------------------------------------------------------------------
Aspect PBX/ACD Call Center                  GETT                                                     Yes
---------------------------------------------------------------------------------------------------------------------
ABC Graphics                                GETT                                                     Yes
---------------------------------------------------------------------------------------------------------------------
Adobe Photshop                              GETT                                                     Yes
---------------------------------------------------------------------------------------------------------------------
Checkpoint Firewall-1                       GETT                                                     Yes
---------------------------------------------------------------------------------------------------------------------
Checkpoint Firewall-1 Manage                GETT                                                     Yes
---------------------------------------------------------------------------------------------------------------------
FrontPage                                   GETT                                                     Yes
---------------------------------------------------------------------------------------------------------------------
Genesys CC Pulse                            GETT                                                     Yes
---------------------------------------------------------------------------------------------------------------------
Gensys Call Concentrator (CTI)              GETT                                                     Yes
---------------------------------------------------------------------------------------------------------------------
Gensys Internet Suite                       GETT                                                     Yes
---------------------------------------------------------------------------------------------------------------------
Global Call Center (GCC)                    GETT                                                     Yes
---------------------------------------------------------------------------------------------------------------------
Jbuilder                                    GETT                                                     Yes
---------------------------------------------------------------------------------------------------------------------
Kronos Workforce Express                    GETT                                                     Yes
---------------------------------------------------------------------------------------------------------------------
Kronos Workforce Timekeeper                 GETT                                                     Yes
---------------------------------------------------------------------------------------------------------------------
Legator Client Pak for Novell               GETT                                                     Yes
---------------------------------------------------------------------------------------------------------------------
Legator Networker for NT                    GETT                                                     Yes
---------------------------------------------------------------------------------------------------------------------
Lotus Notes                                 GETT                                                     Yes
---------------------------------------------------------------------------------------------------------------------
Lotus Smart Suite                           GETT                                                     Yes
---------------------------------------------------------------------------------------------------------------------
Microsoft Exchange                          GETT                                                     Yes
---------------------------------------------------------------------------------------------------------------------
Microsoft Exchange Client Access            GETT                                                     Yes
---------------------------------------------------------------------------------------------------------------------
Microsoft Visual Studio                     GETT                                                     Yes
---------------------------------------------------------------------------------------------------------------------
MS File and Print Services                  GETT                                                     Yes
---------------------------------------------------------------------------------------------------------------------
MS Office Pro 97                            GETT                                                     Yes
---------------------------------------------------------------------------------------------------------------------
MS SQL Server Ver. 6.5                      GETT                                                     Yes
---------------------------------------------------------------------------------------------------------------------
MS Windows 2000                             GETT                                                     Yes
---------------------------------------------------------------------------------------------------------------------
MS Windows 95                               GETT                                                     Yes
---------------------------------------------------------------------------------------------------------------------
MS Windows 98                               GETT                                                     Yes
---------------------------------------------------------------------------------------------------------------------
MS Windows NT Client Access                 GETT                                                     Yes
---------------------------------------------------------------------------------------------------------------------
MS Windows NT Server                        GETT                                                     Yes
---------------------------------------------------------------------------------------------------------------------
MS Windows NT Terminal Server               GETT                                                     Yes
---------------------------------------------------------------------------------------------------------------------
MS Windows NT Workstation                   GETT                                                     Yes
---------------------------------------------------------------------------------------------------------------------
MS Windows Server 2000                      GETT                                                     Yes
---------------------------------------------------------------------------------------------------------------------
Netware                                     GETT                                                     Yes
---------------------------------------------------------------------------------------------------------------------
Network Associates TVD                      GETT                                                     Yes
---------------------------------------------------------------------------------------------------------------------
Novell Analyzer for Windows                 GETT                                                     Yes
---------------------------------------------------------------------------------------------------------------------
Novell Client                               GETT                                                     Yes
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
Novell GroupWise Mail Client                GETT                                                     Yes
---------------------------------------------------------------------------------------------------------------------
Oracle Database System *                    GETT - GETT
                                            has purchased additional                                 Yes
                                            licenses to cover those
                                            returned to GEA.
---------------------------------------------------------------------------------------------------------------------
Oracle for Solaris                          GETT                                                     Yes
---------------------------------------------------------------------------------------------------------------------
pcAnywhere                                  GETT                                                     Yes
---------------------------------------------------------------------------------------------------------------------
Procomm Plus                                GETT                                                     Yes
---------------------------------------------------------------------------------------------------------------------

Solomon  (AP,AR,CU,FV,GL,PO,SY)             GETT                                                     Yes
---------------------------------------------------------------------------------------------------------------------
Sun Solaris                                 GETT                                                     Yes
---------------------------------------------------------------------------------------------------------------------
Tech Net                                    GETT                                                     Yes
---------------------------------------------------------------------------------------------------------------------
Visio                                       GETT                                                     Yes
---------------------------------------------------------------------------------------------------------------------
Visual Basic                                GETT                                                     Yes
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
OEM Contracts
---------------------------------------------------------------------------------------------------------------------
Program                                  Assignable with Notice       Contact/Address
---------------------------------------------------------------------------------------------------------------------
Apollo                                   Yes                          William P. DeLacey, GM
                                                                      New Age Electronics, Inc.
                                                                      2363 East Pacifica Place
                                                                      Rancho Dominquez, CA 90220
---------------------------------------------------------------------------------------------------------------------
Cygnion                                  Yes                          Mats Persson, VP & GM
                                                                      Ericsson Inc. CG Technologies
                                                                      40 Pointe Dr.
                                                                      Brea, CA 92821-3698
---------------------------------------------------------------------------------------------------------------------
Hewlett-Packard                          Yes                          Keith Goodwin, VP & GM
                                                                      Hewlett-Packard Company
                                                                      Enterprise Accounts Organization
                                                                      19111 Pruneridge Ave.
                                                                      Cupertino, CA 95014-0714
---------------------------------------------------------------------------------------------------------------------
3Com                                     Yes                          Dan Bell, VP Customer Support
                                                                      3Com Corporation
                                                                      5400 Bayfront Plaza
                                                                      Santa Clara, CA 95052-8145
---------------------------------------------------------------------------------------------------------------------
REAL PROPERTY LEASES
---------------------------------------------------------------------------------------------------------------------
                                         Assignable with Notice       Contact/Address
---------------------------------------------------------------------------------------------------------------------
Dallas                                   Yes                          J. Clifton Whisnant, President
                                                                      Revest Management Services, Inc.
                                                                      9500 Forest Lane
                                                                      Suite 427, L.B. 18
                                                                      Dallas, TX 75243-5914
---------------------------------------------------------------------------------------------------------------------
Fort Worth                               Yes                          Jin Suh, VP of Operations
                                                                      AST Research, Inc.
                                                                      16215 Alton Parkway
                                                                      Irvine, CA 92618
---------------------------------------------------------------------------------------------------------------------
Chicago                                  Yes                          George M. Moser, President
                                                                      Stonegate Development Corp.
                                                                      400 Northwest Development Corp.
                                                                      2500 West Higgins Rd.
                                                                      Hoffman Estate, IL 60195
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
EQUIPMENT/FURNITURE LEASES
---------------------------------------------------------------------------------------------------------------------
                                         Assignable with Notice       Contact/Address
---------------------------------------------------------------------------------------------------------------------
                                         Yes                          TechTeam Capital Group, L.L.C.
                                                                      Atten : Jean F. Delpy
                                                                      835 Mason Avenue
                                                                      Dearborn, MI  48124
---------------------------------------------------------------------------------------------------------------------

                                  SCHEDULE 2.1
                   PART 3: RIGHTS TO RECOVERY AGAINST GATEWAY


              Seller assigns, in total, its rights to any recovery against Gateway.

                                  SCHEDULE 3.3

                        ENCUMBRANCES ON PURCHASED ASSETS

                                      NONE

                                  SCHEDULE 4.3

                    PROCEEDINGS RELATED TO GE TECHTEAM, L.P.

                                     CHARGES

------------------------------------------------------------------------------------------------------------------------------
Name                     Charge and         Agency        Date            Status                            Perceived Maximum
                         Charge Number                    Responded                                         Liability
------------------------------------------------------------------------------------------------------------------------------
Balgenorth, Thomas       32029 - Age        MDCR          May 11, 2000    7/20/00 - Received notice         $5,000
                         Discrimination                                   form Department of Civil
                                                                          Rights that claimant had
                                                                          withdrawn charge and is
                                                                          pursuing legal action.
------------------------------------------------------------------------------------------------------------------------------
MacLean, Charles         230 A0 0972 -      EEOC          June 14, 2000   7/3/00 - Received                 $0
                         Age, Disability,                                 Dismissal and Notice of
                         Religion                                         Rights.  Based upon its
                                                                          investigation, the EEOC is
                                                                          unable to conclude that
                                                                          the information obtained
                                                                          establishes violations of
                                                                          the statutes.
------------------------------------------------------------------------------------------------------------------------------
Porter, Cynthia          310A01372 - Race   EEOC          June 15, 2000   7/27/00 - Have not heard
                                                                          response from EEOC
                                                                          regarding NTT's answer to
                                                                          charge.
------------------------------------------------------------------------------------------------------------------------------
Unfair Labor Practice    Dallas             NLRB          1/2000          Waiting for hearing date          $5,000
Charge
------------------------------------------------------------------------------------------------------------------------------
Unfair Labor Practice    SSM                NLRB          3/2000          No response from NLRB             $100,000
Charge (2)
------------------------------------------------------------------------------------------------------------------------------


                                   Litigation

Wendy Bevan v. National TechTeam, State of Michigan, Circuit Court for County of Chippewa, Civil Action No. 00-4826-NO.

                                  SCHEDULE 4.3

                    PROCEEDINGS RELATED TO GE TECHTEAM, L.P.


                                      NONE

                                   SCHEDULE 7

              LIST OF AGREEMENTS SUBJECT TO PROVISIONS OF SECTION 5

1. Technology & Software License Agreement, dated December 9, 1997, between Support Central, L.P. and National TechTeam, Inc.

2. Trademark and Trade Name Agreement, dated December __, 1997, between General Electric Company and Support Central, L.P.

3. Technical Staffing Services Agreement, dated October 1, 1997, between National TechTeam, Inc. and Support Central, L.P.

4. Master Lease Agreement between L.P. and TechTeam Capital Group, dated May 7, 1998, and associated Schedules.

5. Assignment and Assumption of Sublease, dated June 6, 1999 on Fort Worth, TX, Property; Lease Assumption Agreement dated July 1, 1999, on Dallas, TX, Property and, Assignment, dated June 15, 1999.

                                    EXHIBIT A

                     FORM CONVEYANCE OF MEMBERSHIP INTEREST

                                    EXHIBIT B

                     FORM CONVEYANCE OF PARTNERSHIP INTEREST

                                    EXHIBIT C

                  FORM AMENDMENT TO TECHNICAL STAFFING AGREMENT

                                    EXHIBIT D

           FORM AMENDMENT TO TECHNOLOGY AND SOFTWARE LICENSE AGREEMENT

                                    EXHIBIT E

            FORM OF BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT